Exhibit 99.6

FOR IMMEDIATE RELEASE

CONTACT:	Curt Hecker, CEO
Intermountain Community Bancorp
	(208) 263-0505	curt.hecker@panhandlebank.com

Doug Wright, Executive Vice President & CFO
Intermountain Community Bancorp
	(509) 363-2635	doug.wright@intermountainbank.com

Intermountain Community Bancorp Reports Second Quarter Earnings

Sandpoint, Idaho, July 23, 2014 - Intermountain Community Bancorp (NASDAQ - IMCB), the holding company for Panhandle State Bank, reported $1.3 million, or $0.19 per diluted share, in net income applicable to common shareholders for the quarter ended June 30, 2014, as compared to net income of $1.0 million, or $0.16 per diluted share, and $1.5 million, or $0.23 per diluted share, in the first quarter of 2014 and second quarter of 2013, respectively. Higher net interest income, a lower loan loss provision and higher other income offset higher operating expenses to produce the improvement over first quarter 2014 results. Stabilizing net interest income and a lower loan loss provision in the second quarter of 2014 were offset by lower other income and a higher tax provision in the comparative results from the same quarter last year. For the first six months of 2014, the Company reported $2.3 million, or $0.34 per diluted share, compared to $2.5 million, or $0.39 per diluted share for the same period in 2013. For these comparative time periods, reductions in interest and other income and a higher tax provision offset lower interest and other operating expenses.

“After a period of declining net interest margins as a result of low market interest rates, our net interest income appears to be stabilizing and we continue to lower credit and operating costs,” said Chief Executive Officer, Curt Hecker.

On July 23, 2014, Intermountain and Columbia Banking System, Inc. (NASDAQ: COLB, “Columbia”) jointly announced the signing of a definitive agreement to merge Intermountain with Columbia in a stock and cash transaction valued at approximately $121.5 million or approximately $18.22 per share based on Columbia’s July 23, 2014 stock price. The press release dated July 23, 2014 announcing this agreement contains additional details.

“We’re excited about our partnership with Columbia, and the development of the Northwest’s premier community bank. We believe that the united institution will provide a host of new benefits and opportunities for our shareholders, customers, employees and communities,” Mr. Hecker said.

Second Quarter 2014 Highlights (at or for the period ended June 30, 2014, compared to March 31, 2014, and June 30, 2013)

•	Interest income improved $426,000 over the first quarter, as asset yields increased from 3.81% to 3.95%. While results were down from a year ago, the recent trend reflects stabilization in the Company’s yield on earning assets.

•	Interest expense continued to decrease, totaling $777,000 for the second quarter of 2014, compared to $782,000 for the first quarter of 2014 and $951,000 in the second quarter of 2013.

•	$3,000 in loan loss provision was recovered during the second quarter, compared to loan loss provision of $103,000 and $247,000 in the first quarter of 2014 and second quarter of 2013, respectively.

•	Net loans receivable increased by $13.3 million over the first quarter 2014 balance and were stable with last year’s total.

Assets and Loan Portfolio Summary

Assets totaled $920.2 million at June 30, 2014, compared to $910.5 million at March 31, 2014 and $930.6 million at June 30, 2013, respectively. The increase from the March quarter reflects growth in net loans receivable, while the reduction from last June reflects the use of cash to redeem the Company’s Capital Purchase Program (“CPP”) preferred stock in November 2013. Net loans receivable increased by $13.3 million from March 31, 2014, led by strong growth in commercial and agricultural balances. Loans receivable were down $2.5 million from June of last year, as growth in commercial and agricultural totals were offset by decreases in commercial real estate loans.

“We’re encouraged by the improvement in commercial and agricultural balances as businesses gain more confidence, and our lenders attract new customers” noted Hecker. “We’ve been cautious on commercial real estate lending, however, as current market conditions favor lower pricing and longer durations than we’ve been comfortable with.”

The following tables summarize the Company’s loan portfolio by type and geographic region, and provide trending information over the prior year.

LOANS BY CATEGORIES
(Dollars in thousands)	6/30/2014	% of total	3/31/2014	% of total	6/30/2013	% of total
Commercial	$118,353	22.4%	$110,879	21.5%	$113,699	21.4%
Commercial real estate	169,234	32.0	174,371	33.9	190,816	36.0
Commercial construction	12,293	2.3	15,230	3.0	10,085	1.9
Land and land development	34,216	6.5	30,695	6.0	30,895	5.8
Agriculture	105,545	20.0	94,809	18.4	94,831	17.8
Multifamily	13,310	2.5	14,529	2.8	15,271	2.9
Residential real estate	57,914	11.0	58,333	11.3	58,309	11.0
Residential construction	2,021	0.4	1,533	0.3	2,004	0.4
Consumer	8,860	1.7	8,672	1.7	8,843	1.7
Municipal	6,500	1.2	5,928	1.1	6,029	1.1

Total loans receivable	$528,246	100.0%	$514,979	100.0%	$530,782	100.0%

Allowance for loan losses	(7,683)		(7,779)		(8,042)
Net deferred origination fees	(283)		(200)		—

Loans receivable, net	$520,280		$507,000		$522,740

LOAN PORTFOLIO BY LOCATION

June 30, 2014

(Dollars in thousands)	North Idaho - Eastern Washington	Magic Valley Idaho	Greater Boise Area	E. Oregon, SW Idaho, excluding Boise	Other	Total	% of Loan type to total loans
Commercial	$80,344	$6,063	$9,583	$18,686	$3,677	$118,353	22.4%
Commercial real estate	118,130	9,004	9,373	16,312	16,415	169,234	32.0
Commercial construction	12,293	—	—	—	—	12,293	2.3
Land and land development	26,138	1,403	5,013	1,190	472	34,216	6.5
Agriculture	1,879	3,717	26,078	70,355	3,516	105,545	20.0
Multifamily	8,795	174	3,042	133	1,166	13,310	2.5
Residential real estate	41,175	3,535	4,176	6,905	2,123	57,914	11.0
Residential construction	2,021	—	—	—	—	2,021	0.4
Consumer	5,181	1,132	644	1,607	296	8,860	1.7
Municipal	5,203	1,297	—	—	—	6,500	1.2

Total	$301,159	$26,325	$57,909	$115,188	$27,665	$528,246	100.0%

Percent of total loans in geographic area	57.0%	5.0%	11.0%	22.0%	5.0%	100.0%

Asset Quality

Nonperforming loans totaled $3.4 million at June 30, 2014, down from $4.5 million at March 31, 2014 and $4.8 million at the end of the same period last year. The allowance for loan loss coverage of non-performing loans was 224.7% in the second quarter, compared to 172.2% at March 31, 2014 and 167.6% at June 30, 2013, respectively.

Nonperforming assets (“NPAs”) were $7.1 million at quarter end, compared to $8.3 million at March 31, 2014, and $9.3 million at June 30, 2013. Outstanding troubled debt restructured loans totaled $9.4 million, down from $9.9 million at March 31, 2014, and $11.8 million at June 30, 2013.

The following table summarizes nonperforming assets by type and provides trending information over the prior year.

NPA BY CATEGORY
(Dollars in thousands)	6/30/2014	% of total	3/31/2014	% of total	6/30/2013	% of total
Commercial	$2,205	31.0%	$2,966	35.6%	$1,417	15.2%
Commercial real estate	75	1.1	163	2.0	2,728	29.3
Land and land development	3,811	53.6	3,841	46.4	4,626	49.6
Agriculture	206	2.9	611	7.4	276	3.0
Residential real estate	804	11.3	702	8.5	173	1.9
Consumer	3	0.1	3	0.1	91	1.0

Total NPA by Categories	$7,104	100.0%	$8,286	100.0%	$9,311	100.0%

Commercial real estate and land development NPAs continued to decrease, reflecting ongoing loan resolution activity. Commercial NPAs also declined from March 31 as several commercial SBA loans were resolved during the quarter. Ag portfolio quality continues to be strong, although the Company is taking additional measures to mitigate moderately higher levels of stress in this portfolio. Land and land development loans still comprise the greatest proportion of NPA totals, primarily as a result of one large OREO asset, which was sold on an installment sale contract. The majority of NPAs are in the North Idaho/Eastern Washington region, reflecting the Company’s higher loan totals in these areas.

Classified loans totaled $17.5 million at quarter end, down from $19.6 million at March 31, 2014 and $26.3 million at June 30, 2013. The reductions reflect both loan resolution efforts and customers’ improved financial strength. Classified loans are loans in which the Company anticipates potential problems in obtaining repayment of principal and interest per the contractual terms, but does not necessarily believe that losses will occur.

OREO balances totaled $3.7 million at June 30, 2014, compared to $3.8 million at March 31, 2014 and $4.5 million at June 30, 2013. One small property was sold from the OREO portfolio during the quarter. As noted above, the bulk of the OREO balance is one development property, which is being sold in an installment sales agreement over a five-year period.

Investment Portfolio, Deposit, Borrowings and Equity Summary

At $261.2 million, investments available-for-sale were stable during the quarter and up $4.6 million from June of last year, as the market value of the portfolio increased moderately. Market rates have been relatively stable over the past few months since dropping at the beginning of the year and prepayments on the Company’s mortgage-backed securities have slowed significantly, creating moderate improvements in the Company’s investment yield. “Still, finding reasonably priced new investments in this market remains challenging as demand for all types of fixed income securities is very high,” said Chief Financial Officer Doug Wright. “Given these conditions, we continue to approach the markets cautiously, keeping our portfolio duration relatively short,” he added.

Deposits totaled $693.9 million at June 30, 2014, compared to $710.6 million at March 31, 2014 and $699.5 million at the end of the second quarter last year. The table below provides information on both current composition and trends in the deposit portfolio.

DEPOSITS
(Dollars in thousands)	6/30/2014	% of total	3/31/2014	% of total	6/30/2013	% of total
Non-interest bearing demand accounts	$234,869	33.8%	$237,077	33.3%	$224,472	32.0%
Interest bearing demand accounts	101,477	14.6	103,677	14.6	100,490	14.4
Money market accounts	213,514	30.9	217,954	30.7	222,161	31.8
Savings & IRA accounts	67,528	9.7	69,470	9.8	64,390	9.2
Certificates of deposit (CDs)	30,785	4.4	33,563	4.7	37,495	5.4
Jumbo CDs	45,715	6.6	48,809	6.9	50,362	7.2
CDARS CDs to local customers	—	—	—	—	151	—

Total Deposits	$693,888	100.0%	$710,550	100.0%	$699,521	100.0%

Demand deposit account balances were down moderately from March 31, 2014 as a result of tax payments and operating expenses incurred by commercial clients during the quarter. These balances increased by $11.4 million or 3.5% over the same time period last year. They total a combined 48.4% of the deposit base and represent a strong, low-cost funding base for the Company. Money market account balances have decreased modestly, offset by increases in savings account balances. The Company continues to redeem or reprice higher cost CDs to reduce interest expense and has no brokered or other wholesale CDs outstanding.

Stockholders’ equity totaled $99.0 million at June 30, 2014, compared to $95.9 million at March 31, 2014 and $113.0 million at June 30, 2013. The increase over last quarter reflects earnings improvement and increases in the market value of the Company’s securities portfolio. The redemption of the Company’s CPP preferred stock offset earnings contributions, resulting in the decrease in stockholders’ equity from June 30, 2013. Tangible book value per common share totaled $15.25 at June 30, 2014, $14.77 at March 31, 2014, and $13.38 at June 30, 2013, respectively.

Tangible stockholders’ equity to tangible assets was 10.8%, compared to 10.5% at March 31, 2014 and 12.1% at the end of June last year. Tangible common equity to tangible assets was 10.8%, compared to 10.5% at March 31, 2014 and 9.3% at June 30, 2013.

Income Statement Summary

Net income applicable to common shareholders for the second quarter totaled $1.3 million, or $0.19 per common diluted share, compared to net income applicable to common shareholders of $1.0 million, or $0.16 per common diluted share in the first quarter of 2014, and $1.5 million, or $0.23 per common diluted share in the second quarter of 2013. For the six-month period ending June 30, 2014, net income applicable to common shareholders totaled $2.3 million, or $0.34 per diluted share, compared to $2.5 million, or $0.39 per diluted share in the same time period last year.

Second quarter 2014 net interest income before provision totaled $7.4 million, up from $7.0 million in the first quarter and down from $7.6 million in second quarter of last year, respectively. The increase from the first quarter reflects higher loan interest income as both loan balances and loan yields increased during the quarter. The decrease from the prior year reflects lower loan interest income as loan yields were modestly higher a year ago, offset by higher investment income and lower interest expense in the current period. The net interest margin was 3.58% for the second quarter, compared to 3.43% in the first quarter of 2014 and 3.59% in the second quarter of 2013. The yield on interest earning assets was 3.95% for the second quarter of 2014, versus 3.81% and 4.04% in the first quarter of 2014 and second quarter of 2013, respectively. The cost on interest-bearing liabilities was 0.39% for the quarter ended June 30, 2014, stable with the 0.39% experienced in the first quarter of 2014, and down from 0.48% in the second quarter of 2013.

The Company recovered $3,000 in loan loss provision during the second quarter, compared to loan loss provisions of $103,000 and $247,000 in the first quarter of 2014 and second quarter of 2013, respectively. The Company experienced net chargeoffs of $92,000 during the second quarter of 2014, compared to net chargeoffs of $11,000 in the first quarter of 2014 and net recoveries of $117,000 in the second quarter of 2013.

The table below provides information on other income for the current three- and six-month periods in comparison to prior periods.

Three Months Ended	6/30/14	% of Total	3/31/14	% of Total	6/30/13	% of Total
	(Dollars in thousands)
Fees and service charges	$1,212	47%	$1,122	57%	$1,319	46%
Commissions & fees from trust & investment advisory services	557	22	541	27	645	23
Loan related fee income	403	16	305	15	586	21
Net gain on sale of securities	168	6	5	—	163	6
Net gain on sale of other assets	4	—	4	—	2	—
Other-than-temporary credit impairment on investment securities	—	—	—	—	(21)	(1)
BOLI income	86	3	79	4	85	3
Hedge fair value adjustment	—	—	—	—	80	3
Unexercised warrant liability fair value adjustment	123	5	(106)	(5)	(54)	(2)
Other income	34	1	48	2	40	1

Total	$2,587	100%	$1,998	100%	$2,845	100%

Six Months Ended	6/30/14	% of Total	6/30/13	% of Total
	(Dollars in thousands)
Fees and service charges	$2,333	51%	$2,398	45%
Commissions & fees from trust & investment advisory services	1,098	24	1,172	21
Loan related fee income	707	15	1,197	22
Net gain on sale of securities	174	4	203	4
Net gain on sale of other assets	8	—	6	—
Other-than-temporary credit impairment on investment securities	—	—	(63)	(1)
BOLI income	165	4	170	3
Hedge fair value adjustment	—	—	146	3
Unexercised warrant liability fair value adjustment	17	—	2	—
Other income	82	2	153	3

Total	$4,584	100%	$5,384	100%

Other income in the second quarter of 2014 was $2.6 million, up from $2.0 million in the first quarter of 2014 and down from $2.8 million in the second quarter of 2013. The improvement from first quarter reflected increases in virtually all areas of non-interest income, as business activity picked up, the Company sold securities at a gain, and it experienced a positive fair value adjustment on its warrant liability. The decrease from second quarter last year primarily reflects reduced overdraft income and mortgage origination fees. For the six-month period ending June 30, 2014, other income totaled $4.6 million, down $800,000 from the same period last year, as income from mortgage refinancing dropped significantly.

The table below provides information on operating expenses for the current three- and six-month periods in comparison to prior periods.

Three Months Ended	6/30/14	% of Total	3/31/14	% of Total	6/30/13	% of Total
	(Dollars in thousands)
Salaries and employee benefits	$4,505	54%	$3,876	53%	$4,283	53%
Occupancy expense	1,145	14	1,181	16	1,174	14
Technology	874	11	822	11	925	11
Advertising	136	2	149	2	180	2
Fees and service charges	109	1	90	1	85	1
Printing, postage and supplies	151	2	175	2	173	2
Legal and accounting	422	5	403	5	484	6
FDIC assessment	146	2	146	2	165	2
OREO operations	39	—	(63)	(1)	32	—
Other expense	707	9	656	9	719	9

Total	$8,234	100%	$7,435	100%	$8,220	100%

Six Months Ended	6/30/14	% of Total	6/30/13	% of Total
	(Dollars in thousands)
Salaries and employee benefits	$8,381	53%	$8,458	52%
Occupancy expense	2,326	15	2,359	14
Technology	1,696	11	1,801	11
Advertising	285	2	294	2
Fees and service charges	200	1	179	1
Printing, postage and supplies	326	2	390	2
Legal and accounting	825	5	812	5
FDIC assessment	292	2	351	2
OREO operations	(24)	—	143	1
Other expense	1,363	9	1,611	10

Total	$15,670	100%	$16,398	100%

Operating expenses totaled $8.2 million in the second quarter of 2014, compared to $7.4 million in the first quarter of 2014 and $8.2 million in the second quarter of 2013, respectively. The increase from the prior quarter primarily reflects increases in compensation expense, as lower loan origination cost offsets and higher employee stock and cash incentive plan accruals negatively impacted the comparative total. For the six-month period ending June 30, 2014, operating expense totaled $15.7 million, down $728,000 or 4.4% from the prior period. The decrease reflected reductions in virtually all categories of expense, as the Company continued to pursue cost-cutting initiatives.

The Company recorded income tax provision of $499,000 during the second quarter, compared to $400,000 provision in the first quarter of 2014 and no provision in the second quarter of 2013.

About Intermountain Community Bancorp:

Intermountain is headquartered in Sandpoint, Idaho, and operates as four separate divisions with nineteen banking locations in three states. Its banking subsidiary, Panhandle State Bank, offers financial services through northern Idaho offices in Sandpoint, Ponderay, Bonners Ferry, Priest River, Coeur d’Alene, Post Falls, Rathdrum and Kellogg. Intermountain Community Bank, a division of Panhandle State Bank, operates branches in southwest Idaho in Weiser, Payette, Nampa, Caldwell and Fruitland, as well as in Ontario, Oregon. Intermountain Community Bank Washington, a division of Panhandle State Bank, operates branches in downtown Spokane and Spokane Valley, Washington. Magic Valley Bank, a division of Panhandle State Bank, operates branches in Twin Falls and Gooding, Idaho.

All data contained in this report have been prepared on a consolidated basis for Intermountain Community Bancorp. IMCB’s shares are quoted on the NASDAQ, ticker symbol IMCB. Additional information on Intermountain Community Bancorp, and its internet banking services, can be found at www.intermountainbank.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include but are not limited to statements about the Company’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to the following and the other risks described in the “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, as applicable, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013: the possibility of adverse economic developments that may, among other things, increase default and delinquency risks in the Company’s loan portfolio; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for the Company’s loan and other products; declines in the housing and real estate market; increases in unemployment or sustained high levels of unemployment; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment. Readers are cautioned that forward-looking statements in this release speak only as of the date of this release. The Company does not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information about the Merger and Where to Find It

In connection with the Merger, Intermountain will file with the SEC a Proxy Statement, and Columbia will file with the SEC a Registration Statement on Form S-4 that will include the Proxy Statement and a Prospectus of Columbia, as well as other relevant documents concerning the proposed transaction. Shareholders of Intermountain and Columbia are urged to read the Proxy Statement and Registration Statement regarding the transaction when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. The Proxy Statement and Prospectus and other relevant material (when they become available) filed with the SEC may be obtained free of charge at the SEC’s Website at http://www.sec.gov. INTERMOUNTAIN SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS BEFORE VOTING ON THE MERGER.

Investors will also be able to obtain these documents, free of charge, from Intermountain by accessing Intermountain’s Website at www.intermountainbank.com under the link to “About Us” and then the link to “Investor Relations” or from Columbia at www.columbiabank.com under the tab “About Us” and then under the heading “Investor Relations.” Copies can also be obtained, free of charge, by directing a written request to Intermountain Community Bancorp, 414 Church Street, P.O. Box 967, Sandpoint, Idaho 83864 or to Columbia Banking System, Inc., Attention: Corporate Secretary, 1301 A Street, Suite 800, Tacoma, Washington 98401-2156.

Participants in Solicitation

Intermountain and Columbia and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Intermountain in connection with the Merger. Information about the directors and executive officers of Intermountain and their ownership of Intermountain common stock is set forth in the proxy statement for Intermountain’s 2014 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 12, 2014. Information about the directors and executive officers of Columbia and their ownership of Columbia common stock is set forth in the proxy statement for Columbia’s 2014 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 21, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement and Prospectus regarding the Merger when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

INTERMOUNTAIN COMMUNITY BANCORP

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	6/30/2014	3/31/2014	6/30/2013
	(Dollars in thousands, except per share amounts)
ASSETS
Cash and cash equivalents:
Interest-bearing	$14,257	$16,712	$33,474
Non-interest bearing and vault	8,020	10,122	7,003

Total cash and cash equivalents	22,277	26,834	40,477
Restricted cash	10,866	10,747	12,464
Available-for-sale securities, at fair value	261,190	261,097	256,616
Held-to-maturity securities, at amortized cost	26,109	26,174	22,991
Federal Home Loan Bank of Seattle stock, at cost	2,146	2,167	2,228
Loans held for sale	2,038	628	1,081
Loans receivable, net of allowance for losses on loans of $7,682, $7,779 and $8,042 as of June 30, 2014, March 31, 2014 and June 30, 2013, respectively	520,280	507,000	522,740
Accrued interest receivable	4,657	4,028	4,463
Office properties and equipment, net	34,113	34,232	35,333
Deferred tax asset, net	19,649	20,963	15,058
Bank-owned life insurance	9,962	9,876	9,642
Other real estate owned (“OREO”)	3,684	3,768	4,512
Prepaid expenses and other assets	3,191	2,936	2,953

Total assets	$920,162	$910,450	$930,558

LIABILITIES
Deposits:
Interest bearing deposits	$459,019	$473,473	$475,049
Noninterest bearing deposits	234,869	237,077	224,472

Total deposits	693,888	710,550	699,521
Securities sold subject to repurchase agreements	77,847	64,720	85,605
Advances from Federal Home Loan Bank	14,000	4,000	4,000
Unexercised stock warrant liability	925	1,048	826
Cashier checks issued and payable	3,265	2,959	2,278
Accrued interest payable	200	219	316
Other borrowings	23,060	23,235	16,527
Accrued expenses and other liabilities	7,978	7,828	8,440

Total liabilities	821,163	814,559	817,513

STOCKHOLDERS’ EQUITY
Common stock - voting shares	97,320	97,180	96,358
Common stock - non-voting shares	31,941	31,941	31,941
Preferred stock, Series A	—	—	26,770
Accumulated other comprehensive (loss) income (1)	1,276	(431)	(641)
Accumulated deficit	(31,538)	(32,799)	(41,383)

Total stockholders’ equity	98,999	95,891	113,045

Total liabilities and stockholders’ equity	$920,162	$910,450	$930,558

Book value per common share, excluding preferred stock	$15.25	$14.77	$13.39
Tangible book value per common share, excluding preferred stock (2)	$15.25	$14.77	$13.38
Shares outstanding at end of period	6,490,902	6,490,902	6,443,294
Stockholders’ Equity to Total Assets	10.76%	10.53%	12.15%
Tangible Common Equity to Tangible Assets	10.76%	10.53%	9.27%

(1)	Net of deferred income taxes.
(2)	Amount represents common stockholders’ equity less other intangible assets divided by total common shares outstanding.

INTERMOUNTAIN COMMUNITY BANCORP

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended
	6/30/2014	3/31/2014	6/30/2013
	(Dollars in thousands, except per share amounts)
Interest income:
Loans	$6,536	$6,114	$6,934
Investments and cash equivalents	1,646	1,642	1,580

Total interest income	8,182	7,756	8,514

Interest expense:
Deposits	390	424	510
Other borrowings	387	358	441

Total interest expense	777	782	951

Net interest income	7,405	6,974	7,563
Recovery of (provision for) loan loss	3	(103)	(247)

Net interest income after provision for loan losses	7,408	6,871	7,316

Other income:
Fees and service charges	1,212	1,122	1,319
Commissions & fees from trust & investment advisory services	557	541	645
Loan related fee income	403	305	586
Net gain on sale of securities	168	5	163
Net gain on sale of other assets	4	4	2
Other-than-temporary impairment (“OTTI”) losses on investments	—	—	(21)
Bank-owned life insurance	86	79	85
Fair value adjustment on cash flow hedge	—	—	80
Unexercised warrant liability fair value adjustment	123	(106)	(54)
Other	34	48	40

Total other income	2,587	1,998	2,845

Operating expenses:
Salaries and employee benefits	4,505	3,876	4,283
Occupancy	1,145	1,181	1,174
Technology	874	822	925
Advertising	136	149	180
Fees and service charges	109	90	85
Printing, postage and supplies	151	175	173
Legal and accounting	422	403	484
FDIC assessment	146	146	165
OREO operations	39	(63)	32
Other expenses	707	656	719

Total operating expenses	8,234	7,435	8,220

Net income before income taxes	1,761	1,434	1,941
Income tax expense	(499)	(400)	—

Net income	1,262	1,034	1,941
Preferred stock dividend	—	—	460

Net income applicable to common stockholders	$1,262	$1,034	$1,481

Earnings per share — basic	$0.19	$0.16	$0.23
Earnings per share — diluted	$0.19	$0.16	$0.23
Weighted average common shares outstanding — basic	6,697,386	6,540,902	6,443,294
Weighted average common shares outstanding — diluted	6,765,908	6,606,489	6,484,762

INTERMOUNTAIN COMMUNITY BANCORP

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Six months ended
	6/30/2014	6/30/2013
Interest income:
Loans	$12,650	$13,670
Investments and cash equivalents	3,289	3,172

Total interest income	15,939	16,842

Interest expense:
Deposits	814	1,070
Other borrowings	746	866

Total interest expense	1,560	1,936

Net interest income	14,379	14,906
Recovery of (provision for) loan loss	(99)	(426)

Net interest income after provision for loan losses	14,280	14,480

Other income:
Fees and service charges	2,333	2,398
Commissions & fees from trust & investment advisory services	1,098	1,172
Loan related fee income	707	1,197
Net gain on sale of securities	174	203
Net gain on sale of other assets	8	6
Other-than-temporary impairment (“OTTI”) losses on investments	—	(63)
Bank-owned life insurance	165	170
Fair value adjustment on cash flow hedge	—	146
Unexercised warrant liability fair value adjustment	17	2
Other	82	153

Total other income	4,584	5,384

Operating expenses:
Salaries and employee benefits	8,381	8,458
Occupancy	2,326	2,359
Technology	1,696	1,801
Advertising	285	294
Fees and service charges	200	179
Printing, postage and supplies	326	390
Legal and accounting	825	812
FDIC assessment	292	351
OREO operations	(24)	143
Other expenses	1,363	1,611

Total operating expenses	15,670	16,398

Net income before income taxes	3,194	3,466
Income tax expense	(898)	—

Net income	2,296	3,466
Preferred stock dividend	—	918

Net income applicable to common stockholders	$2,296	$2,548

Earnings per share — basic	$0.35	$0.40
Earnings per share — diluted	$0.34	$0.39
Weighted average common shares outstanding — basic	6,619,576	6,443,142
Weighted average common shares outstanding — diluted	6,686,675	6,482,376

INTERMOUNTAIN COMMUNITY BANCORP

KEY PERFORMANCE RATIOS

	Three Months Ended			Six Months Ended
	6/30/2014	3/31/2014	6/30/2013	6/30/2014	6/30/2013
Net Interest Spread:
Yield on Loan Portfolio	4.98%	4.81%	5.29%	4.90%	5.27%
Yield on Investments & Cash	2.17%	2.15%	2.00%	2.14%	1.93%

Yield on Interest-Earning Assets	3.95%	3.81%	4.04%	3.87%	3.97%

Cost of Deposits	0.22%	0.24%	0.29%	0.23%	0.30%
Cost of Advances	0.84%	3.14%	1.99%	1.22%	2.42%
Cost of Borrowings	1.53%	1.24%	1.89%	1.37%	1.79%

Cost of Interest-Bearing Liabilities	0.39%	0.39%	0.48%	0.39%	0.48%

Net Interest Spread	3.57%	3.42%	3.56%	3.48%	3.48%

Net Interest Margin	3.58%	3.43%	3.59%	3.49%	3.51%

Performance Ratios:
Return on Average Assets	0.55%	0.45%	0.84%	0.50%	0.74%
Return on Average Common Stockholders’ Equity	5.19%	4.42%	6.77%	4.81%	5.85%
Return on Average Common Tangible Equity (1)	5.19%	4.42%	6.77%	4.81%	5.85%
Operating Efficiency	82.41%	82.87%	78.98%	82.63%	80.82%
Noninterest Expense to Average Assets	3.65%	3.26%	3.54%	3.42%	3.50%

(1)	Average common tangible equity is average common stockholders’ equity less average other intangible assets.

INTERMOUNTAIN COMMUNITY BANCORP

LOAN AND REGULATORY CAPITAL DATA

	6/30/2014	3/31/2014	6/30/2013
	(Dollars in thousands)
Loan Data
Net Charge-Offs to Average Net Loans (QTD Annualized)	0.07%	0.01%	(0.09)%
Loan Loss Allowance to Total Loans	1.46%	1.51%	1.52%

Nonperforming Assets:
Accruing Loans-90 Days Past Due	$—	$—	$—
Nonaccrual Loans	3,420	4,518	4,799

Total Nonperforming Loans	3,420	4,518	4,799
OREO	3,684	3,768	4,512

Total Nonperforming Assets (“NPA”)	$7,104	$8,286	$9,311

Outstanding Troubled Debt Restructured Loans	$9,365	$9,866	$11,791
NPA to Total Assets	0.77%	0.91%	1.00%
NPA to Net Loans Receivable	1.37%	1.63%	1.78%
NPA to Estimated Risk Based Capital	6.86%	8.23%	7.46%
NPA to Tangible Equity + Allowance for Loan Loss	6.66%	7.99%	7.69%
Loan Delinquency Ratio (30 days and over)	0.17%	0.17%	0.22%

	6/30/2014	3/31/2014	6/30/2013
	(Dollars in thousands)
Allowance for Loan Loss by Loan Type
Commercial loans	$1,817	$1,838	$1,900
Commercial real estate loans	2,336	2,370	2,736
Commercial construction loans	257	340	231
Land and land development loans	941	888	956
Agriculture loans	819	754	692
Multifamily loans	24	31	54
Residential real estate loans	1,306	1,402	1,195
Residential construction loans	44	34	44
Consumer loans	114	98	203
Municipal loans	25	24	31

Totals	$7,683	$7,779	$8,042

	Estimated 6/30/2014	Actual 3/31/2014	Actual 6/30/2013
Regulatory Capital
Total capital (to risk-weighted assets):
The Company	17.28%	17.28%	20.93%
Panhandle State Bank	17.33%	17.33%	19.72%
Tier 1 capital (to risk-weighted assets):
The Company	16.03%	16.03%	19.67%
Panhandle State Bank	16.08%	16.08%	18.47%
Tier 1 capital (to average assets):
The Company	10.68%	10.36%	12.90%
Panhandle State Bank	10.68%	10.41%	12.12%